UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2008

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(b)           On April 23, 2008, Willdan Group, Inc. (the “Company”) notified Nasdaq that, as a result of the resignation of Ms. Chell Smith from its board of directors (the “Board”) on April 20, 2008, as described below, the Company did not have a majority of independent directors on its Board, as required by Nasdaq Rule 4350(c).  On April 22, 2008, Mr. Wayne Shelton was appointed to the Board, as described below.  Because Mr. Shelton qualifies as an independent director, as of April 22, 2008, a majority of the members of the Company’s Board are again independent within the meaning of Rule 4350(c).

Additionally, Ms. Smith served as a member of the Company’s Audit Committee.  As a result of her resignation, the Company did not have three members on its Audit Committee, as required by Nasdaq Rule 4350(d).  On April 22, 2008, Mr. Shelton was appointed to the Company’s Audit Committee and as of that date, the Company again had three members on its Audit Committee as required by Rule 4350(d).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(a)          On April 20, 2008, Ms. Smith, who has served on the Board of the Company since September 2006, informed the Company that she will resign from the Board, effective immediately. Ms. Smith also served as a member of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees, and as the chairperson of the Company’s Investment, Finance and Strategy Committee.

The Company understands that Ms. Smith has resigned because she no longer believes she is aligned with the overall governance of the Company.  Ms. Smith provided a letter to the Company discussing her resignation, which letter is filed as an exhibit to this report on Form 8-K.

(d)          On April 22, 2008, the Board elected Wayne Shelton to the Board and appointed him to the Audit Committee of the Board to fill the vacancy created by Ms. Smith’s resignation.

Mr. Shelton served as President and Chief Executive Officer of Hughes Information Systems, an information systems and engineering firm and subsidiary of Hughes Aircraft Company, from 1990 until his retirement in 1997.  From 1987 until 1990, Mr. Shelton served as President and Chief Executive Officer of Planning Research Corporation (“PRC”), a global engineering and technology services firm and wholly owned subsidiary of Emhart Corporation.  Prior to becoming PRC’s Chief Executive Officer, Mr. Shelton was PRC’s President and Chief Operating Officer.  Additionally, from 1985 to 1990, Mr. Shelton served as executive vice president of Emhart Corporation, a multinational manufacturing, electronics and chemical company.  Mr. Shelton currently serves as a trustee for Inova Health System (“Inova”), a not-for-profit health care system.  Mr. Shelton is also a member of Inova’s audit and compliance subcommittees.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Resignation of Chell Smith from the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: April 23, 2008	By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Resignation of Chell Smith from the Company’s Board of Directors dated April 20, 2008